SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) June 28, 1996



                       Geriatric & Medical Companies, Inc.
              Exact name of registrant as specified in its charter



Delaware              0-3997             23-1713341
(State or
other                Commission          (I.R.S. Employer
jurisdiction of      File Number)        Identification No.)
incorporation)



        5601 Chestnut Street, Philadelphia, Pennsylvania 19139
         (Address of principal executive offices)    (Zip code)



Registrant's telephone number, including area code (215) 476-2250




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ITEM 5.  Other Events

Agreement and Plan of Merger

On July 11, 1996, Geriatric & Medical Companies, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Genesis Health Ventures, Inc., a Pennsylvania corporation ("Acquiror"), and G Acquisition Corporation, a Delaware corporation ("Newco").

Under the terms of the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), Newco (Acquiror's wholly-owned subsidiary) will be merged with and into the Company (the "Merger"). Following the Merger, the separate corporate existence of Newco will cease and the Company will continue as the surviving corporation (the "Surviving Corporation"). The certificate of incorporation and by-laws of Newco as in effect immediately prior to the Effective Time will be the certificate of incorporation and by-laws, respectively, of the Surviving Corporation. Pursuant to the Merger Agreement, each issued and outstanding share of the capital stock of Newco will be converted into and become one fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation, and each issued and outstanding share of common stock of the Company ("Company Common Stock"), other than shares owned directly or indirectly by Acquiror, by Newco, or by the Company, and other than Dissenting Shares (as hereinafter defined), will be converted into the right to receive Five Dollars Seventy-Five Cents ($5.75) in cash, without interest (the "Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock will no longer be outstanding, will automatically be canceled and retired, and will cease to exist, and each holder of a certificate representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

As a result of the Merger, the Company will become a wholly-owned subsidiary of Acquiror. At the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Newco will vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Newco will become the debts, liabilities and duties of the Surviving Corporation.

Any issued and outstanding shares of Company Common Stock held by a person who objects to the Merger and complies with all of the provisions of applicable law concerning the rights of holders who dissent from the Merger and require appraisal of their shares of Company Common Stock ("Dissenting Shares"), will become the right to receive such consideration as may be determined to be due under the Delaware General Corporation Law.

The consummation of the Merger is subject to various conditions, including, the following: (i) all permits and consents required to consummate the transaction shall have been obtained; (ii) the transaction shall have been duly approved by the affirmative vote of the majority of the outstanding shares of Common Stock of the Company; (iii) the representations and warranties of the parties contained in the Merger Agreement shall be true and correct in all material respects on the closing date; (iv) no proceeding shall

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have been instituted which could be reasonably  expected to result in a material adverse effect or which seeks to or does prohibit or restrain the consummation of the Merger; (v) there shall not have been any material adverse change in the business, assets, financial condition or results of operations of the Company; and (vi) the applicable waiting period under the Hart-Scott- Rodino Anti-Trust Improvements Act of 1976, as amended, shall have expired or been terminated.

The Company intends to convene a special stockholders meeting for the purpose of approving and adopting the Merger Agreement as soon as reasonably practicable. The Effective Time of the Merger is anticipated to occur promptly after satisfaction of all conditions precedent to Closing.

The Merger Agreement may be terminated and the transactions abandoned at any time prior to the Closing, whether or not the Merger has been approved by the stockholders of the Company: (i) by mutual agreement of the parties; (ii) by the Company or by Acquiror, as the case may be, (a) if the Closing shall not have occurred on or prior to February 1, 1997, for any reason or (b) if it has become reasonably certain that any condition to the closing obligations of such party will not be satisfied and such condition has not been waived by such party, unless, in either case, the failure of the Closing to occur or such condition to be satisfied is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe its agreements and conditions set forth therein to be performed or observed by such party at or before the Closing; (iii) by Acquiror or the Company, if the other shall have materially breached any of its obligations under the Merger Agreement and shall have failed to remedy such breach within ten (10) days after written notice from the nonbreaching party specifying the nature of the breach and requesting that such breach be remedied;
(iv) by the Company, in order to enter into a definitive agreement relating to an Acquisition Proposal (as defined in the Merger Agreement) with a potential acquiror with which the Company is permitted to negotiate pursuant to the Merger Agreement in order for the Board to discharge its fiduciary duties under Delaware law, provided that the Company first provides notice to Acquiror of its intent to terminate the Merger Agreement and pays Acquiror a termination fee in the amount of $5,000,000 plus expenses in an amount not to exceed $750,000; or
(v) by Acquiror or Newco, if (a) the Board of Directors of the Company withdraws, modifies or changes its recommendation of the Merger Agreement or the Merger in a manner adverse to Acquiror or Newco or (b) the Board of Directors of the Company recommends an Acquisition Proposal to the stockholders of the Company.

Prior to the execution of the Merger Agreement, there was no material relationship between the Company and Acquiror or Newco or any of the Company's, Acquiror's or Newco's respective affiliates, directors or officers.

In connection with the execution of the Merger Agreement, Daniel Veloric ("Veloric"), the Chairman of the Board of Directors of the Company, and certain companies, of which Veloric is the beneficial owner, have reached certain understandings with Acquiror. The Special Committee of the Board of Directors of the Company and its independent legal counsel have been advised as to the character and terms of the understandings reached by Veloric and Acquiror.

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Tomahawk Holdings, Inc. ("Holdings"),  Tomahawk Mt. Laurel, Inc. ("Mt. Laurel"),
and Tomahawk Capital Investments, Inc. ("Investments," and together with Holdings and Mt. Laurel, "Tomahawk") have reached an agreement in principle with Acquiror regarding (i) Acquiror's operation of a long-term care facility located in New Jersey licensed for 280 beds, and a residential facility located in New Jersey licensed for 55 beds (collectively, the "Facility") owned by Investments and (ii) Acquiror's option to purchase all of the issued and outstanding capital stock of Mt. Laurel and Investments from Holdings (the "Option"). The definitive form of such transactions is subject to final negotiation by the parties; however, it is currently anticipated that Acquiror will operate the Facility for a period of five years and that Acquiror's aggregate monthly payments therefor will be $40,000 net of all expenses relating to the operation of the Facility (including, for example, insurance, taxes and utility costs, and the debt service payments on the indebtedness secured by a mortgage on the Facility, in the original principal amount of $10,100,000). If the net working capital deficit of the Facility on the date Acquiror commences operating the Facility exceeds $3,000,000 net of a deferred gain accounted for as a current liability on the balance sheet of the Facility, Tomahawk is obligated to contribute an amount necessary to bring such deficit to $3,000,000. In consideration for the grant of the Option, Acquiror will pay $1,500,000 to Holdings.

The assets of Tomahawk include the Facility, approximately 26.6 acres of additional land adjacent to the Facility, and three residential rental properties. The Option is exercisable at any time during the term of Acquiror's operation of the Facility at an aggregate purchase price of $6,000,000. The purchase price is allocated $4,000,000 to the Facility, and $2,000,000 to the other assets.

In connection with the Merger, Holdings, Tomahawk Capital Holdings, Inc., and Veloric (collectively, the "Stockholder"), Acquiror and Newco entered into a Stockholder Option and Proxy Agreement dated as of July 11, 1996 (the "Agreement") pursuant to which Stockholder granted to Newco (i) an option (the "Stock Option") to purchase the shares of common stock of the Company owned by Stockholder (the "Shares") and (ii) an irrevocable proxy (the "Proxy") with respect to the Shares. The Stock Option entitles Acquiror to purchase the Shares owned by the Stockholder for a purchase price (the "Exercise Price") of $5.75 per Share. Stockholder owns 3,748,178 shares of Company Common Stock, representing approximately 24.2% of the issued and outstanding shares of Company Common Stock. Under the Agreement, the Stockholder agrees to vote (or cause to be voted) the Shares owned by it in any circumstance in which the vote or approval of the stockholders of the Company is sought (i) in favor of adoption and approval of the Merger Agreement and the Merger and the terms thereof and each of the other actions contemplated by the Merger Agreement and the Agreement; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of any Stockholder under the Agreement; and (iii) against any action, agreement or transaction that is intended or could reasonably be expected to facilitate a person other than Newco or its affiliates in acquiring control of the Company or any other action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) that is intended, or could reasonably be expected to

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impede,  interfere or be  inconsistent  with,  delay,  postpone,  discourage  or materially adversely affect the consummation of the Merger or the performance by the parties of their respective obligations under this Agreement. Under the Agreement, the Stockholder irrevocably granted to Newco and appointed Newco (with full power of substitution) its proxy to vote the Shares owned by the Stockholder in the manner described above. The proxy terminates on the earlier of the day following the Effective Time and the date which is one year following the termination of the Merger Agreement.

The Company and Veloric have entered into a Termination Agreement dated as of July 11, 1996, pursuant to which the Company and Veloric have agreed that, at the Effective Time, that certain Employment Agreement effective June 1, 1993 (the "Veloric Employment Agreement") will terminate. The Veloric Employment Agreement currently expires on May 31, 2001. The Veloric Employment Agreement provides for annual base compensation of $500,000 per year. The Veloric Employment Agreement also provides for a bonus equal to five percent (5%) of the Company's annual increase in profits, the award of phantom stock based on the annual incremental increase in the average price of Company Common Stock, and a death benefit of $1,000,000. In consideration of the termination of the Veloric Employment Agreement, the Company will pay Veloric the sum of $1,000,000, payable $200,000 at the Effective Time and $200,000 on each of the first four anniversaries of the Effective Time.

The Company and Veloric have also entered into that certain Restrictive Covenants Agreement dated July 11, 1996 by which Veloric agreed that, among other things, for a period of ten years after the Effective Time of the Merger, he will not, directly or indirectly, for his own account, or the benefit of any other person, without the prior written consent of Acquiror, (a) engage in any business competitive with the businesses of the Company or Acquiror in its respective geographic markets, or (b) hire any employee of the Company or Acquiror, or solicit, induce, or divert any of them to work for him or any other person. In consideration of the foregoing, the Company has agreed to pay Veloric the sum of $475,000 at the Effective Time of the Merger.

In addition, Acquiror and Veloric have reached an agreement in principle pursuant to which Veloric will provide consulting services to Acquiror after the Effective Time of the Merger. While the definitive form of the consulting agreement is still being negotiated, it is expected that the term of such consulting agreement will be for a period of four years. During the first year of the consulting agreement, it is expected that Acquiror will pay Veloric a consulting fee of $100,000. After the expiration of the first year of such consulting agreement any further consulting fees shall be in an amount determined by Acquiror in its sole discretion. It is also expected that Veloric will be granted an option to purchase 25,000 shares of the common stock of Acquiror at a price equal to the fair market value of Acquiror's common stock at the Effective Time of the Merger. Veloric will also be provided with an office, car and health insurance for the entire term of the consulting agreement.

The Company and Esther Ponnocks, Senior Executive Vice President of the Company ("Ponnocks"), have entered into a Termination Agreement dated as of July 11, 1996, pursuant to which the Company and Ponnocks have agreed that, at the Effective Time that certain Employment Agreement dated as of June

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1, 1992 (the  "Ponnocks  Employment  Agreement")  will  terminate.  The Ponnocks
Employment Agreement provides for annual base compensation of $200,000 per year and a term of three years, with annual extensions through not later than May 31,
2002,  plus  severance   compensation   equal  to  two  times  her  annual  base
compensation. In consideration of the termination of the Ponnocks Employment Agreement, the Company will pay Ponnocks $200,000 at the Effective Time and up to $600,000 to fund Ponnocks' secured supplemental pension plan provided in the Ponnocks Employment Agreement, to provide an annuity for Ponnocks' lifetime, commencing on the first day of the month following the first anniversary of the Effective Time, in the amount of $75,000 per annum. In addition, the Company will pay to Ponnocks up to $250,000, representing income taxes to be incurred by Ponnocks in connection with such funding.

In addition, Acquiror and Ponnocks have reached an agreement in principle pursuant to which Ponnocks will provide consulting services to Acquiror after the Effective Time of the Merger. While the definitive form of the consulting agreement is still being negotiated, it is expected that the term of such consulting agreement will be for a period of two years. During the first year of the consulting agreement, it is expected that Acquiror will pay Ponnocks a consulting fee of $60,000. After the expiration of the first year of such consulting agreement any further consulting fees shall be in an amount determined by Acquiror in its sole discretion. Ponnocks will also be provided with an office, car and health insurance for the term of the consulting agreement.

Status of Life Support Ambulance, Inc.

Life Support Ambulance, Inc. ("LSA"), a subsidiary of the Company, received notice of suspension of payments relating to Medicare billing submitted to its Medicare carrier effective April 6, 1995. The carrier has alleged that overpayments have occurred related to prior LSA billings.

In August 1995, the carrier partially lifted the suspension and has since paid LSA 75% of all subsequently approved billings. As of June 30, 1996, the carrier had withheld approximately $4,800,000 in escrow pending resolution of this matter.

On April 2, 1996, LSA received notice of the results of the carrier's audit, including a calculated overpayment of approximately $5,000,000 through March 31, 1995. On June 28, 1996, LSA received notice of the results of the carrier's audit for the period commencing April 1, 1995 and ending March 31, 1996. The carrier calculated an overpayment of approximately $1,800,000 for such period.

LSA is reviewing the carrier's results and believes that there are errors in, among other things, (i) the sampling techniques used, (ii) the conclusions reached relative to the appropriateness of payments for claims in the audit sample, and (iii) the projection technique of the ultimate overpayment calculation.

LSA believes that it has operated at all times in substantial compliance with all provisions required by Medicare relating to reimbursement

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for services.  The Company is not able at this time to predict the ultimate outcome of this matter.


ITEM 7.  Financial Statements and Exhibits

(c)      Exhibits.

Exhibit No.                                 Exhibit

         2.1      Agreement and Plan of Merger dated July 11, 1996,
                    by and among Genesis Health Ventures, Inc.,
                     Geriatric & Medical Companies, Inc. and
                           G Acquisition Corporation.

         2.2      Termination Agreement dated July 11, 1996 by and
                    between Geriatric & Medical Companies, Inc. and Daniel Veloric.

         2.3      Termination Agreement dated July 11, 1996 by and
                    between Geriatric & Medical Companies, Inc. and Esther Ponnocks.

         2.4      Restrictive Covenants Agreement dated July 11, 1996 by
                    and between Geriatric & Medical Companies, Inc. and Daniel Veloric.

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GERIATRIC & MEDICAL COMPANIES, INC.


                               By:      /s/ James J. O'Malley
                                        Vice President and
                                        Chief Financial Officer


Date: July 24, 1996



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